UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): July 14, 2003

NEUBERGER BERMAN INC.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER 001-15361

DELAWARE	06-1523639
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

605 Third Avenue

New York, NY 10158

(Address of principal executive offices)

(212) 476-9000

(Registrant’s telephone number, including area code)

ITEM 5.    OTHER EVENTS

On July 14, 2003, Neuberger Berman Inc. (the “Corporation”) and Lehman Brothers Holdings Inc. (“Lehman”), announced that they are continuing positive discussions with respect to achieving a business combination.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.	Document

Additional Exhibits

99.1	Press release issued by the Corporation and Lehman on July 14, 2003, announcing that they are continuing positive discussions with respect to achieving a business combination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Neuberger Berman Inc. (Registrant)

Date: July 14, 2003	By:	/S/ MATTHEW S. STADLER
Matthew S. Stadler
Chief Financial Officer

EXHIBIT INDEX

99.1	Press release issued by the Corporation and Lehman on July 14, 2003, announcing that they are continuing positive discussions with respect to achieving a business combination.